UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2010

STRATOS RENEWABLES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-1321517	20-1699126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9440 Santa Monica Blvd., Suite 401
Beverly Hills, California
 (Address of principal executive offices)(Zip Code)

(310) 402-5901
 (Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item1.01 Entry into a Material Definitive Agreement.

A Note Facility Purchase Agreement (the “Agreement”) was entered into on March 4, 2010, by and among Stratos Renewables Corporation, a Nevada corporation (the “Company”), I2BF Biodiesel, Ltd.  (“I2BF”) and Blue Day Limited, a British Virgin Island company (“BlueDay”) (each, an “Investor” and collectively, the “Investors”). I2BF and BlueDay each were existing stockholders of the Company prior to the transaction, holding approximately 21% and 24%, respectively, of the Company’s outstanding fully diluted Common Stock.

Pursuant to the Agreement, the Investors agreed to invest in the Company up to an aggregate amount of $1,850,000, with $885,077 of such amount invested at the Initial Closing of the transaction (as defined below), and with up to the remaining amount of $964,923 invested in subsequent monthly closings (“Subsequent Closings”), including upon the achievement by the Company of certain operational and financial milestones as described in the Agreement.  In exchange for such investment in the Company, the Company agreed to issue to the Investors (i) Secured Promissory Notes (“Notes”) representing the principal amount borrowed from the Investors time to time under the Agreement and (ii) shares of Common Stock that would increase the aggregate combined ownership of the Investors from approximately forty-five percent (45%) of the fully diluted Common Stock of the Company to approximately seventy-five percent (75%) of the fully diluted Common Stock of the Company (provided that the Company was only required, at the Initial Closing, to issue that number of shares of Common Stock as is currently permitted under the Company’s Amended and Restated Articles of Incorporation).

The Notes bear an interest rate of 15% per annum and are payable in full on the earliest to occur of (a) December 31, 2012; (b) a change of control of the Company; or (c) when, upon or after the occurrence of an event of default such amounts are declared payable by the Investors.

The Initial Closing on March 4, 2010 (the “Initial Closing”) was for the sale of Notes in the aggregate principal amount of $885,077 and an aggregate of 111,429,453 shares of the Common Stock of the Company, which increased the Investors’ aggregate ownership in the Company to approximately seventy-one percent (71%) on a fully diluted basis.  The Company has agreed to issue additional shares of Common Stock to the Investors in June 2010, as necessary, to increase the Investors aggregate ownership in the Company to approximately seventy-five percent (75%) on a fully diluted basis.

The Agreement will terminate on the earliest to occur of (i) the maturity date of any Note, (ii) 20 days following the proposed date of a Subsequent Closing if the operating budget for the Company and its subsidiaries for the succeeding month has not been approved by a newly created Special Finance Committee (as discussed below), (iii) the closing of the PAC Financing (as defined in the Agreement) or (iii) the date on which the balance of the Investors’ commitments have been disbursed in accordance with the terms of the Agreement.

The Agreement contains certain operational covenants, including that the Company continue in good faith negotiations with Banco Internacional del Perú S.A.A. (“Interbank”) to obtain a credit facility of not less than $24,000,000 (the “Interbank Financing”).  The Company is also not allowed, without the consent of the Investors:  to incur indebtedness for borrowed money or financed equipment in excess of $10,000 in the aggregate; to pledge, encumber or grant any security interest in any assets of the Company or any of its subsidiaries to any third party; to increase the compensation or benefits to any employee or contractor; or to undertake any future equity or debt financing other than the closing of the Interbank Financing or the PAC Financing.

The Agreement contains certain other covenants and agreements, including that the Company initiate the deregistration of its Common Stock.  See disclosure under Item 3.01 of this Report, which is incorporated by reference in this Item 1.01.

In connection with the transactions contemplated by the Agreement, the Company will also establish an equity incentive plan in order to retain the services of, and provide incentives for, its employees, consultants, officers and directors.  An equity incentive plan has not yet been formally adopted, and no option grants have yet been made, but the Company has agreed to reserve approximately 19% (on a fully-diluted basis) of its Common Stock for option grants to be made under such equity incentive plan to members of management and the board of directors.  Any options granted under such plan will vest (i) 50% upon the closing and initial funding of a the Interbank Financing and (ii) 50% upon the Company’s first commercial shipment of ethanol yielding gross revenue to the Company of at least $100,000.  The allocations of options to be made to the Company’s to the named executive officers and directors of the Company, are further described in Item 5.02 of this Report.

Furthermore, the Company has agreed to modify its compensation structure with respect to employees, consultants, officers and directors of the Company and its subsidiaries, such that current compensation levels of such persons will be decreased and such persons will instead be eligible to receive payments in the future upon the occurrence of certain events (including the closing and initial funding of the Interbank Financing, if any).  The changes to the Company’s compensation arrangements, as they relate to the named executive officers and directors of the Company, are further described in Item 5.02 of this Report.

The Company simultaneously amended a Security Agreement, dated July 15, 2009, among the Company, I2BF and Blue Day SC Ventures, in order to extend the existing first priority security interests under the Security Agreement to the Notes issued to the Investors.

Additionally, in connection with the transactions contemplated by the Agreement, certain changes were made to the composition of the Company’s board of directors (the “Board”), and a Special Finance Committee of the Board was established to review and approve operating and financial budgets, indebtedness and compensation arrangements of the Company and its subsidiaries.  See disclosure under Items 5.01 and 5.02 of this Report, which are incorporated by reference in this Item 1.01.

The Agreement and the Notes and related documents and agreements are filed as exhibits to this report and should be referred to in their entirety for a complete description thereof.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Agreement, at the Initial Closing, the Company signed two Secured Promissory Notes (“Notes”):

•	to BlueDay in the principal amount of Three Hundred Thousand Dollars (US$300,000); and
•	to I2BF in the principal amount of Five Hundred Eighty-Five Thousand Seventy-Seven Dollars (US$585,077).

The Notes bear interest at fifteen percent (15%) per annum.

All unpaid principal, together with any then unpaid and accrued interest and other amounts payable under the Notes, are be due and payable on the earliest to occur of (i) December 31, 2012, (ii) a change of control of the Company (iii) when, upon or after the occurrence of an event of default, such amounts are declared payable by the Investors.

The Notes may be prepaid by the Company, but, subject to certain exceptions, prepayment may be made only with the consent of the noteholder.

The Notes provide for certain events of default including the voluntary filing of bankruptcy proceeding by the Company or the Company’s breach of any representations, warranties or covenants in the Note or the Agreement.  The Note provides for various remedies upon the occurrence of an event of default, including acceleration.

From and after December 31, 2012, the Company is required to direct 90% of the monthly Excess Cash Flow (as defined in the Agreement) of the Company’s ethanol projects in Peru toward the repayment of the Notes and certain other promissory notes previously issued to the Investors in the original principal amount of $500,000.

The Notes are secured by all of the assets of the Company and its subsidiaries; provided that the Investors agreed to subordinate their security interests to Interbank if and when the Interbank Financing closes.

Item 3.01. Notice of Delisting.

On March 19, 2010, the Company intends to file a Form 15 with the Securities Exchange Commission (the “SEC”) to voluntarily effect the deregistration of its Common Stock. The Company is eligible to deregister by filing a Form 15 because it has fewer than 300 holders of record of its Common Stock. Upon the filing of a Form 15, the Company’s obligations to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K will immediately be suspended.  The Company expects the deregistration to become effective ninety (90) days after filing the Form 15 with the SEC.

On March 15, 2010, the Company issued a press release with respect to its intent to deregister it shares. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

See disclosure under Items 1.01 and 2.03 of this Report, which is incorporated by reference in this Item 3.02.

We relied upon Section 4(2) of the Securities Act of 1933, as amended, for the above issuances of securities.

We believed that Section 4(2) of the Securities Act was available because:

•	The issuance did not involve underwriters, underwriting discounts or commissions.

•	Restrictive legends were placed on the securities issued as described above.

•	The issuance did not involve general solicitation or advertising.

•	The issuance was made solely to Accredited Investors (as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended).

Item 5.01 Changes in Control of Registrant

As discussed above under Item 1.01, on March 4, 2010, at the Initial Closing, the Company issued an aggregate of 111,429,453 shares of the Common Stock to the Investors, which increased the Investors’ aggregate ownership in the Company to approximately seventy-one percent (71%) on a fully diluted basis.  While neither I2BF nor BlueDay, individually, owns more than 50% of the voting securities of the Company, collectively, they own more than 50% of the voting securities of the Company.  I2BF and BlueDay are not affiliates of one another.

Additionally, effective as of the Initial Closing, the Board established a Special Finance Committee, consisting of Tom Snyder (the President and Chief Executive Officer of the Company), Alexander Nevinsky (a representative of I2BF) and Foo Katan (a representative of BlueDay).  The purpose of the Special Finance Committee is to review and approve operating and financial budgets, indebtedness of the Company and its subsidiaries and all compensation to be provided to the Company’s and its subsidiaries’ directors, officers, employees and consultants.  The Special Finance Committee’s responsibilities will include reviewing, making recommendations to management and ultimately approving on behalf of the Board, budgets, operational, financial and business plans for the Company and the amounts and types of indebtedness that the Company and its subsidiaries may incur.

Item 5.02  Election of Directors; Compensatory Arrangements of Certain Officers

Election of Directors; Special Finance Committee

Effective as of March 4, 2010, each of Alexander Nevinsky and Foo Katan were appointed to the Board.  Mr. Nevinsky is a representative of I2BF and Mr. Katan is a representative of BlueDay.

As described in Item 1.01 above, I2BF and BlueDay entered into a Note Purchase Facility Agreement with the Company on March 4, 2010, pursuant to which they agreed to invest an aggregate of $1,850,000 to the Company, subject to certain conditions, in exchange for Secured Promissory Notes and shares of Common Stock in the Company.  Additionally, I2BF and Blue Day SC Ventures (an affiliate of BlueDay) entered into a Secured Note and Common Stock Purchase Agreement, dated as of July 15, 2009, pursuant to which the Company sold to I2BF and Blue Day SC Ventures secured promissory notes in an aggregate principal amount of $15,382,271 and an aggregate of 55,586,157 shares of the Common Stock of the Company.

Additionally, as discussed in Item 5.01 above, effective as of March 4, 2010, the Board established a Special Finance Committee consisting of Tom Snyder, Alexander Nevinsky and Foo Katan.  Disclosure of such committee under Item 5.01 of this Report is incorporated by reference in this Item 5.02.

Compensatory Arrangement of Certain Officers

The Company intends to establish an equity incentive plan for, its employees, consultants, officers and directors.  No plan has been formally adopted, and no option grants have yet been made, but pursuant to the Agreement, the Company has agreed to reserve approximately 19% (on a fully-diluted basis) of its Common Stock for option grants to be made under such equity incentive plan.  Of such 19%, the following approximate amounts will be allocated among the Company’s directors and named executive officers: 5.1% to Steve Magami (Chairman of the Board), 2.4% to Thomas Snyder (President and Chief Executive Officer), 2.0% to Mark Beychok (Head of Business Affairs), 4.5% to Steve Norris (Director), 2.3% to Sanjay Pai (Chief Strategy Officer) and 1.3% to Leonard Brooks (Director). Any options granted under such plan will vest (i) 50% upon the closing and initial funding of the Interbank Financing and (ii) 50% upon the Company’s first commercial shipment of ethanol yielding gross revenue to the Company of at least $100,000.

In connection with the Agreement, the Company has also agreed to modify its compensation structure with respect to employees, consultants, officers and directors of the Company and its subsidiaries, such that current compensation levels of such persons will be decreased and such persons will instead be eligible to receive payments in the future upon the occurrence of certain events.  Individual agreements with such employees, consultants, officers and directors of the Company and its subsidiaries have not yet been executed, but the general terms thereof have been approved by the Board and, with respect to the Company’s directors and named executive officers, are summarized below.

Effective as of the Initial Closing, the amount of the monthly compensation for the named executive officers and directors of the Company will be reduced as follows:  (1) the monthly base compensation to Steve Magami will be reduced by $6,417, (2) the monthly base compensation to Mark Beychok will be reduced by $3,500, (3) the monthly base compensation to Steve Norris will be reduced by $3,500, (4) the monthly base compensation to Sanjay Pai will be reduced by $2,750 and (5) the monthly base compensation to Leonard Brooks will be reduced by $4,000.  Upon the closing of the PAC Financing or a Financing Event (each as defined in the Agreement), the Company will make payments to each of Steve Magami, Mark Beychok, Steve Norris, Sanjay Pai and Leonard Brooks in an amount equal to the amount of such person’s monthly compensation reduction for fiscal year 2010 multiplied by the number of months elapsed from January 1, 2010 to the date of such closing of the PAC Financing or a Financing Event, as applicable.

Additionally, upon the closing and initial funding of the Interbank Financing, the Company will also pay Messrs. Magami, Beychok, Norris, Pai and Brooks an aggregate amount of up to $542,208, plus interest accruing from January 1, 2010 in an amount equal to 7.5% simple interest, if certain conditions are met.  Such conditions include: (i) that the Company and its subsidiaries be in sound financial condition generally to operate as a going concern, (ii) that the Company has sufficient cash flow to finance consolidated operations through revenue generation from sales of ethanol, (iii) that the Company be fully funded through to operations, (iv) that the non-compensation short term payables of the Company after the start of operations of the ethanol facility shall not exceed $1,000,000 and (v) that the non-compensation short term payables of the Company due before operations shall not exceed the Company’s available cash and cash equivalents prior to operations.  Such amounts shall be payable in full upon a Change of Control or a Financing Event (as such terms are defined in the Agreement).  The payments described in this paragraph are to be in lieu of payments previously promised by the Company to such persons.

Also, upon the closing and initial funding of the Interbank Facility, Thomas Snyder shall be entitled to receive a payment in the amount of $336,421. An additional payment in the amount of $250,000 shall become due on May 5, 2010 and a further payment in the amount of $8,800 shall be added monthly from January 1, 2010 until Mr. Snyder’s full salary is reinstated in accordance with his existing employment agreement.  All of such payments, from and after January 1, 2010, shall bear simple interest at the rate of 7.5% until the amounts are paid in full.  Commencing with the funding of the Interbank Financing, any such amounts that remain unpaid shall be paid ratably over the following 16 months.  Such amounts set forth above shall be payable in full upon a Change of Control or a Financing Event (as such terms are defined in the Agreement).  The payments described in this paragraph are to be in lieu of payments previously promised by the Company to Mr. Snyder.

Additionally, the Company and Mr. Snyder will enter into an agreement whereby Mr. Snyder will be paid in fiscal year 2013 an amount of $800,000 plus accumulated interest at a rate of 15% per annum from March 4, 2010.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

10.1	Blue Day Note
10.2	I2BF Note
10.3	Note Facility Purchase Agreement
10.4	Consent and Waiver and Amendment No. 2 to Security Agreement
99.1	Press release dated March 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATOS RENEWABLES CORPORATION

Date: March 15, 2010	By:	/s/ Thomas Snyder
Thomas Snyder
President and Chief Executive Officer